Exhibit 99.1

Front Yard Residential Signs Amended Merger Agreement with Pretium and Ares Management

CHRISTIANSTED, U.S. Virgin Islands – November 23, 2020 – Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI), an industry leading provider of high-quality and affordable rental homes, announced today that it has amended its definitive merger agreement with a partnership led by Pretium and including funds managed by the Real Estate Equity and Alternative Credit strategies of Ares Management Corporation (NYSE: ARES) (together, the “Pretium Partnership”) to increase the consideration payable to holders of outstanding shares of Front Yard stock to $16.25 per share in cash from $13.50 per share in cash, which values the Company at approximately $2.5 billion, including debt to be assumed or refinanced. The revised transaction price represents a 63% premium over Front Yard’s closing share price on October 16, 2020, the last trading day prior to the date on which the Company entered into the merger agreement.

Front Yard and the Pretium Partnership negotiated the amendment following the receipt by Front Yard of an unsolicited binding proposal (the “Proposal”) from an unaffiliated third party to acquire all outstanding shares of Front Yard common stock. The board of directors (the “Board”) of Front Yard, in consultation with its legal and financial advisors, carefully considered the terms of the Proposal and the amended Pretium Partnership transaction and determined that entering into the amendment to the Pretium Partnership merger agreement was in the best interests of Front Yard and its stockholders. Front Yard’s Board approved the amended merger agreement and recommends that Front Yard’s stockholders vote in favor of the amended Pretium Partnership merger agreement.

“We are confident in the strategic and financial rationale of this transaction, and continue to believe it is the best way to maximize immediate cash value for our stockholders,” said George Ellison, Chief Executive Officer of Front Yard.

“After receiving a binding proposal reflecting a higher purchase price for Front Yard, Front Yard advised the Pretium Partnership of the proposal as required by the terms of the merger agreement, which led to the Pretium Partnership increasing the price of our transaction with them,” said Rochelle R. Dobbs, Front Yard’s Chair of the Board. “Following these discussions, our Board approved the amendment to the merger agreement. We believe the amended merger agreement is a result of a well-run sales process that allows our stockholders to realize higher value for their shares.”

“We believe in this Company and the Front Yard team and remain committed to completing this transaction,” said Don Mullen, Pretium’s Chairman and Chief Executive Officer.

Front Yard will file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of the terms and conditions of the amendment to the definitive merger agreement.

The transaction is expected to close in the first quarter of 2021, subject to the approval of the holders of a majority of Front Yard’s outstanding shares and the satisfaction of customary closing conditions.

Advisors

Deutsche Bank Securities Inc. is serving as financial advisor to Front Yard and Weil, Gotshal & Manges LLP is serving as Front Yard’s legal counsel.

RBC Capital Markets, LLC is serving as financial advisor to Pretium. BofA Securities is serving as financial advisor to Ares. Sidley Austin is serving as M&A legal counsel, Fried Frank as partnership legal counsel, and Hunton Andrews Kurth as special tax and financing counsel to Pretium. Latham & Watkins is serving as legal counsel to Ares.

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard’s tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

About Pretium

Pretium is a specialized alternative investment management firm focused on residential real estate, mortgage finance, and corporate credit. Pretium was founded in 2012 to capitalize on secular investment and lending opportunities arising as a result of structural changes, disruptions, and inefficiencies within the economy, the residential housing sector, and mortgage finance markets. Pretium has built an integrated analytical and operational ecosystem within the U.S. residential housing, mortgage, and corporate credit markets, and believes that its insight and experience within these markets create a strategic advantage over other investment managers. Pretium’s platform has more than $16 billion of assets under management as of October 1, 2020 and employs approximately 1,500 employees across 26 offices. Please visit www.pretium.com for additional information.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager operating integrated groups across Credit, Private Equity, Real Estate and Strategic Initiatives. Ares Management’s investment groups collaborate to deliver innovative investment solutions and consistent and attractive investment returns for fund investors throughout market cycles. Ares Management’s global platform had approximately $179 billion of assets under management as of September 30, 2020 with more than 1,400 employees operating across North America, Europe and Asia Pacific. For more information, please visit: www.aresmgmt.com.

About Ares Real Estate Group

The Ares Real Estate Group manages comprehensive public and private, equity and debt strategies with approximately $14.4 billion of assets under management and approximately 80 investment professionals, as of September 30, 2020. The real estate team maintains a time-tested and consistent investment approach across equity and debt strategies focusing on major property types that have value creation opportunities, located in liquid markets with diversified economies.

About Ares Alternative Credit

Ares’ Alternative Credit strategy focuses on direct lending and investing in assets that generate contractual cash flows and fills gaps in the capital markets between credit, private equity and real estate. Ares Alternative Credit targets investments across the capital structure in specialty finance, lender finance, loan portfolios, equipment leasing, structured products, net lease, cash flow streams (royalties, licensing, management fees), fund secondaries and other asset-focused investments. Co-Headed by Keith Ashton and Joel Holsinger, Ares Alternative Credit leverages a broadly skilled and cohesive team of approximately 40 investment professionals as of September 30, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to successfully complete the transition plan contemplated in connection with the termination of our Asset Management Agreement with Altisource Asset Management Corporation (“AAMC”), our external asset manager, pursuant to the Termination and Transition Agreement dated August 13, 2020; our ability to successfully internalize our asset management function; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of management’s attention being diverted from our ongoing business operations and costs associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under its financing arrangements; risks related to our engagement of AAMC as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

This release may be deemed solicitation material in respect of the proposed acquisition of the Company by Pretium. In connection with the proposed merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through our website at www.frontyardresidential.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with Front Yard’s 2020 Annual Meeting of Stockholders, filed with the SEC on May 28, 2020.

Front Yard Contacts

Investor Relations

Phone: 1-704-558-3068

E-mail: IR@FYRHomes.com

Pretium Contacts

Media

Prosek Partners

Mike Geller, 646-818-9018

mgeller@prosek.com

Josh Clarkson, 646-818-9259

jclarkson@prosek.com

Investors

Genie Pusey, 917-942-7395

gpusey@pretium.com

Ares Management Corporation Contacts

Media

Mendel Communications

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

Investors

Carl Drake, 800-340-6597

cdrake@aresmgmt.com

Priscila Roney, 212-808-1185

proney@aresmgmt.com

Brittany Cash, 212-301-0347

bcash@aresmgmt.com

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